Exhibit 77Q(1)

               EXHIBITS LEXINGTON NATURAL RESOURCES TRUST

(a)(1)  Form of Amended Declaration of Trust - attached herewith.

(e)(1) Form of Investment Management Agreement between the Trust and ING Pilgrim Investments - attached herewith.

(e)(2)  Form of Sub-Advisory  Agreement between ING Pilgrim Investments and MSRA
        - attached herewith.